Exhibit 4.2

INVESTMENT COMMITMENT LETTER

September 3, 2013

GateHouse Media, Inc.

350 WillowBrook Office Park

Fairport, New York 14450

Re:	Investment Commitment

Ladies and Gentlemen:

GateHouse Media, Inc. (“GateHouse”) and certain of its subsidiaries that are signatories hereto (collectively with GateHouse, the “GateHouse Parties”) are considering potential restructuring transactions (the “Restructuring”) pursuant to the terms and conditions set forth in that certain Restructuring Support Agreement dated as of September 3, 2013, by and among the GateHouse Parties, Newcastle Investment Corp. (“Plan Sponsor”; and collectively with the GateHouse Parties, the “Parties”), the Administrative Agent, and the Creditors party thereto (together with the Restructuring Term Sheet attached as Exhibit A thereto and all other exhibits thereto, in each case, as it may be amended from time to time, the “Support Agreement”).1 The Restructuring contemplates a recapitalization of GateHouse and its subsidiaries pursuant to a pre-packaged chapter 11 plan (“Plan”) whereby holders of Outstanding Debt would receive, at their election with respect to all or any portion of their Outstanding Debt (“Plan Election”): (a) their pro rata share of common stock in a new holding company (such common stock, “New Media Common Stock,” and such holding company, “New Media”) with ownership interests in reorganized GateHouse, and the Net Proceeds, if any, (collectively, the “New Media Distribution”) and/or (b) cash pursuant to the Cash-Out Offer (as defined below).

1. Funding of the Cash-Out Offer. Subject to the terms and conditions set forth herein and in the Support Agreement, Plan Sponsor hereby agrees that it shall purchase (or cause one or more of its designated affiliates to purchase), on the effective date of the Plan (the “Plan Effective Date”), the Outstanding Debt as to which a Plan Election was made (or deemed to be made) to receive cash (such Outstanding Debt, the “Cash-Out Claims”), for an aggregate purchase price equal to 40.0% of the sum of (i) in the case of Cash-Out Claims that are 2007 Credit Facility Claims, the principal amount of, and accrued and unpaid interest as of the Plan Effective Date with respect to all such Cash-Out Claims, and (ii) in the case of Cash-Out Claims that are Swap Liability claims, the breakage or termination cost arising from transactions pursuant to the Swap Liability Agreements as of the Plan Effective Date (the “Cash-Out Offer”). Pursuant to the Plan, on the Plan Effective Date and without any further action by Plan Sponsor, Plan Sponsor shall receive its pro rata share of the New Media Distribution on account of the Cash-Out Claims purchased in the Cash-Out Offer.

[1]	Capitalized terms used but not otherwise defined herein shall have the meaning given to them in the Support Agreement.

2. Representations and Warranties of Plan Sponsor. Solely with respect to itself, Plan Sponsor represents and warrants to, and agrees with, the GateHouse Parties as set forth below. Each representation, warranty and agreement made in this Section 2 is made as of the date hereof and as of the Plan Effective Date:

(a) Plan Sponsor has been duly organized and is validly existing and in good standing under the laws of its respective jurisdiction of organization.

(b) Plan Sponsor has the requisite power and authority to enter into, execute and deliver this Investment Commitment Letter and to perform its obligations hereunder and has taken all necessary action required for the due authorization, execution, delivery and performance by it of this Investment Commitment Letter.

(c) Plan Sponsor (i) is party to the Support Agreement, and (ii) has made a Plan Election to receive New Media Distribution with respect to all Outstanding Debt that it holds.

(d) This Investment Commitment Letter has been duly and validly executed and delivered by it, and constitutes its valid and binding obligation, enforceable against it in accordance with its terms and subject to the conditions precedent set forth herein and in the Support Agreement.

(e) Compliance by Plan Sponsor with its obligations hereunder, will not (i) conflict with, or result in a breach or violation of, any of the terms or provisions of, or constitute a default under (with or without notice or lapse of time, or both), or result in the acceleration, termination, modification or cancellation of, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which Plan Sponsor is a party or by which Plan Sponsor is bound or to which any of the property or assets of Plan Sponsor are subject, (ii) result in any violation of the provisions of the organizational documents of Plan Sponsor or (iii) result in any violation of any statute, license, authorization, injunction, judgment, order, decree, rule or regulation of any court or governmental agency or body having jurisdiction over Plan Sponsor or any of its respective properties.

(f) Except as provided in the Support Agreement, no consent, approval, authorization, order, registration or qualification of or with any court or governmental agency or body having jurisdiction over Plan Sponsor or any of its properties is required for the compliance by Plan Sponsor with all of the provisions hereof or the consummation of the transactions contemplated herein.

3. Representations and Warranties of the GateHouse Parties. Each of the GateHouse Parties represents and warrants to, and agrees with Plan Sponsor as set forth below. Each representation, warranty and agreement made in this Section 3 is made as of the date hereof and as of the Plan Effective Date:

(a) Each of the GateHouse Parties has been duly organized and is validly existing and in good standing under the laws of its respective jurisdiction of organization.

(b) Each of the GateHouse Parties has the requisite power and authority to enter into, execute and deliver this Investment Commitment Letter and to perform its obligations hereunder and has taken all necessary action required for the due authorization, execution, delivery and performance by it of this Investment Commitment Letter.

(c) This Investment Commitment Letter has been duly and validly executed and delivered by each GateHouse Party, and constitutes its valid and binding obligation, enforceable against it in accordance with the terms herein.

(d) Compliance with its obligations hereunder will not (i) conflict with, or result in a breach or violation of, any of the terms or provisions of, or constitute a default under (with or without notice or lapse of time, or both), or result in the acceleration, termination, modification or cancellation of, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which a GateHouse Party is a party or by which a GateHouse Party is bound or to which any of the property or assets of a GateHouse Party are subject, (ii) result in any violation of the provisions of the organizational documents of the GateHouse Parties or (iii) result in any violation of any statute, license, authorization, injunction, judgment, order, decree, rule or regulation of any court or governmental agency or body having jurisdiction over the GateHouse Parties or any of their respective properties.

(e) Except as provided in the Support Agreement, no consent, approval, authorization, order, registration or qualification of or with any court or governmental agency or body having jurisdiction over the GateHouse Parties or any of their properties is required for the compliance by the GateHouse Parties with all of the provisions hereof or the consummation of the transactions contemplated herein.

4. Agreements of the GateHouse Parties. The GateHouse Parties hereby agree:

(a) In the event that the GateHouse Parties file Chapter 11 Cases in accordance with the Support Agreement, the GateHouse Parties shall seek the entry of an order of the Bankruptcy Court approving this Investment Commitment Letter, which order shall be in a form and substance reasonably satisfactory to Plan Sponsor.

(b) In the event that the GateHouse Parties file Chapter 11 Cases in accordance with the Support Agreement, the GateHouse Parties will notify Plan Sponsor of the anticipated Plan Effective Date at least two (2) Business Days before the occurrence thereof.

(c) The GateHouse Parties will not file any pleading or take any other action that is inconsistent with the terms of this Investment Commitment Letter, the Support Agreement or the consummation of the transactions contemplated hereby or thereby.

(d) If the GateHouse Parties receive, directly or indirectly, any offer from another person involving any recapitalization, restructuring, merger, consolidation, sale of assets or sale of equity (any such offer, an “Offer”), then the GateHouse Parties shall inform Plan Sponsor of the receipt of such Offer no later than one (1) Business Day after receipt of such Offer.

(e) Notwithstanding anything herein to the contrary, each GateHouse Party acknowledges and agrees that (a) the transactions contemplated hereby are arm’s-length commercial transactions among the GateHouse Parties and Plan Sponsor, (b) in connection therewith and with the processes leading to such transactions, Plan Sponsor is acting solely as a principal and not as an agent or fiduciary of the GateHouse Parties, their estates or any other entity, (c) Plan Sponsor has not assumed an advisory or fiduciary responsibility in favor of the GateHouse Parties or their estates with respect to such transactions or the processes leading thereto, and (d) the GateHouse Parties have consulted their own legal and financial advisors to the extent they have deemed appropriate. The GateHouse Parties agree that they will not claim that Plan Sponsor has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the GateHouse Parties or their estates, in connection with such transactions or the processes contemplated in this Investment Commitment Letter.

5. Additional Agreements of Plan Sponsor. Notwithstanding anything herein to the contrary, Plan Sponsor acknowledges and agrees that (a) the transactions contemplated hereby are arm’s-length commercial transactions among the GateHouse Parties and Plan Sponsor, (b) in connection therewith and with the processes leading to such transactions, Plan Sponsor is acting solely as a principal and not as an agent or fiduciary of the GateHouse Parties or their estates, and (c) Plan Sponsor has consulted its own legal and financial advisors to the extent it has deemed appropriate and has had the opportunity to conduct, and has conducted, its own diligence with respect to the GateHouse Parties and the transactions contemplated herein.

6. Conditions Precedent. The obligation to fund the Cash-Out Offer pursuant to this Investment Commitment Letter is subject to (a) the satisfaction or waiver of the terms and conditions set forth in the Support Agreement; (b) the negotiation, execution and delivery of definitive documentation (the “Definitive Documents”), including, without limitation, the documents contemplated by the Support Agreement and this Investment Commitment Letter, each in form and substance reasonably satisfactory to Plan Sponsor; and (c) the simultaneous closing of the Restructuring pursuant to the occurrence of the Plan Effective Date.

7. Limitation on Damages. In the event of any litigation or dispute involving this Investment Commitment Letter, Plan Sponsor shall not be responsible or liable to the GateHouse Parties for any special, indirect, consequential, incidental or punitive damages. The limitation on damages under this Section 7 shall be effective upon execution of this Investment Commitment Letter and shall remain effective whether or not any of the transactions contemplated in this Investment Commitment Letter are consummated, notwithstanding any termination of this Investment Commitment Letter.

8. Fiduciary Out. Notwithstanding anything to the contrary herein, nothing in this Investment Commitment Letter shall require GateHouse, any of the other GateHouse Parties, or any of their respective directors or officers (in such Person’s capacity as a director or officer) to take any action, or to refrain from taking any action, to the extent that taking such action or refraining from taking such action would be inconsistent with such Person’s fiduciary obligations under applicable law (the rights of the GateHouse Parties and their respective officers and directors under this Section 8, the “Fiduciary Out”).

9. Survival. All representations, warranties and covenants and agreements made in this Investment Commitment Letter shall survive the execution and delivery of this Investment Commitment Letter but will be of no continuing force or effect after the Plan Effective Date.

10. Termination. Subject to Section 9 above, this Investment Commitment Letter and the obligations of the Parties hereunder shall terminate:

(a) Subject to the immediately succeeding sentence, five (5) Business Days after receipt of written notice given by the GateHouse Parties (in the case of notice to Plan Sponsor) or Plan Sponsor (in the case of notice to the GateHouse Parties) of a material breach of any of the undertakings, representations, warranties or covenants of this Investment Commitment Letter, and such breach shall not have been cured or waived by the applicable Parties in the five (5) Business Day period after the receipt of such notice.

(b) Immediately and automatically if the Support Agreement has terminated or ceased to be in full force and effect;

(c) By any GateHouse Party, one (1) Business Day after giving Plan Sponsor written notice that such GateHouse Party has elected to terminate this Investment Commitment Letter in exercise of the Fiduciary Out; or

(d) By Plan Sponsor, one (1) Business Day after giving the GateHouse Parties’ written notice that any of the following events has occurred and is continuing, if such event has not been waived by Plan Sponsor:

(i) On October 15, 2013, unless prior thereto the Support Agreement has been executed by the Requisite Participating Creditors, or

(ii) Plan Sponsor determines, acting reasonably, that an event has occurred after the date hereof which, alone or together with other events, has, or could reasonably be expected to have, a Material Adverse Effect (as defined below) on the business, assets, or operations of the GateHouse Parties. “Material Adverse Effect” means a material adverse effect on (i) the business, assets, liabilities, properties, results of operations or financial condition of the GateHouse Parties, taken as a whole, or (ii) the ability of the GateHouse Parties, subject to receipt of the consents, approvals and other authorizations set forth herein, to consummate the transactions contemplated by this Investment Commitment Letter or the Support Agreement; provided, that the following shall not constitute a Material Adverse Effect and shall not be taken into account in determining whether or not there has been, or would reasonably be expected to be, a Material Adverse Effect: (A) any change in general economic or political conditions or conditions generally affecting the industries in which the GateHouse Parties operate (including those resulting from acts of terrorism or war (whether or not declared) or other calamity, crisis or geopolitical event); (B) any change or prospective change in any law or GAAP, or any interpretation thereof; (C) any change in currency, exchange or interest rates or the financial or securities markets generally; (D) any matter identified or described in the GateHouse Parties’ SEC Documents (excluding any risk factor disclosure and disclosure included in any “forward-looking statements” disclaimer or other statements included in such SEC Documents that are predictive, forward-looking, non-specific or primarily cautionary in nature (but including any specific factual information contained therein)) filed with the SEC prior to the date hereof, in each case to the extent that the effect or potential effect on the GateHouse Parties of such disclosed matter is reasonably apparent on its face, (E) any change in the market price or trading volume of the Outstanding Debt of the GateHouse Parties; provided, that any event that caused or contributed to such change in market price or trading volume shall not be excluded; (F) any change to the extent resulting from the announcement or pendency of the transactions contemplated by this Investment Commitment Letter (including, without limitation, the commencement of the Chapter 11 Cases); and (G) any change resulting from actions of the GateHouse Parties expressly agreed to or requested in writing by Plan Sponsor; except in the cases of (A) through (C) to the extent such change or event is disproportionately adverse with respect to the GateHouse Parties when compared to other companies in the industry in which the GateHouse Parties operate.

11. Notices. All notices and other communications required or permitted hereunder shall be in writing and shall be deemed given when: (a) delivered personally or by overnight courier to the following address of the applicable other Party hereto; or (b) sent by fax to the following fax number of such other Party hereto with the confirmatory copy delivered by overnight courier to the address of such other Party listed below.

If to the GateHouse Parties, to:

GateHouse Media, Inc.

350 WillowBrook Office Park

Fairport, New York 14450

Attention: Michael Reed

Attention: Polly Sack

Facsimile: (585) 248-2631

with a copy to:

Young Conaway Stargatt & Taylor, LLP

Rodney Square

1000 North King Street

Wilmington, DE 19801

Attention: Pauline K. Morgan

Attention: Joel A. Waite

Facsimile: (302) 571-1253

If to Plan Sponsor, to:

Newcastle Investment Corp

c/o FIG LLC

1345 Avenue of the Americas

46th Floor

New York, New York 10150

Attention: Cameron MacDougall

Facsimile: (917) 591-8312

with a copy to:

Cleary Gottlieb Steen & Hamilton LLP

One Liberty Plaza

New York, NY 10006

Attention: James L. Bromley

Attention: Sean A. O’Neal

Facsimile: (212) 225-3999

12. Publicity. Any motion, pleading, proposed order, press release, public statement or other document that relates or refers to Plan Sponsor or any of its affiliates, this Investment Commitment Letter, the Support Agreement, the Restructuring, the Plan or the Chapter 11 Cases shall be provided to Plan Sponsor’s counsel in draft form for review prior to its being made public or its being filed with the Bankruptcy Court. The GateHouse Parties shall consider any comments by Plan Sponsor regarding such materials in good faith. No such materials may be made public or be filed with the Bankruptcy Court without the consent of Plan Sponsor, which consent may not be unreasonably withheld.

13. Governing Law; Waiver of Jury Trial.

(a) The Parties waive all rights to trial by jury in any jurisdiction in any action, suit, or proceeding brought to resolve any dispute under or arising out of or in connection with this Investment Commitment Letter, whether sounding in contract, tort or otherwise.

(b) This Investment Commitment Letter shall be governed by and construed in accordance with the internal laws of the State of New York. By its execution and delivery of this Investment Commitment Letter, each Party hereto irrevocably and unconditionally agrees for itself that any legal action, suit or proceeding against it with respect to any matter under or arising out of or in connection with this Investment Commitment Letter or for recognition or enforcement of any judgment rendered in any such action, suit or proceeding, may be brought in any state or federal court of competent jurisdiction in New York County, State of New York, and by execution and delivery of this Investment Commitment Letter, each of the Parties hereby irrevocably accepts and submits itself to the nonexclusive jurisdiction of such court, generally and unconditionally, with respect to any such action, suit or proceedings.

(c) Notwithstanding the foregoing, if the Chapter 11 Cases are commenced, nothing in Sections 13(a) or 13(b) shall limit the authority of the Bankruptcy Court to hear any matter under or arising out of or in connection with this Investment Commitment Letter. Further, if the Chapter 11 Cases are commenced, each of the Parties hereby irrevocably and unconditionally agrees for itself that (i) any legal action, suit or proceeding against it with respect to any matter under this Investment Commitment Letter or for recognition or enforcement of any judgment rendered in any such action, suit or proceeding, shall be brought in the Bankruptcy Court, and (ii) it accepts and submits itself to the exclusive jurisdiction of the Bankruptcy Court, generally and unconditionally, with respect to any such action, suit or proceeding, and waives any objection it may have to venue or the convenience of the forum.

14. Waivers and Amendments. Except as set forth in the last sentence of this Section 14, this Investment Commitment Letter may only be modified or amended, and any of the terms hereof may only be waived, by an agreement in writing signed by each of the GateHouse Parties and Plan Sponsor. For the avoidance of doubt, any modification, amendment or waiver that is expressly permitted under this Investment Commitment Letter with the prior consent of the GateHouse Parties and/or Plan Sponsor is not a modification, amendment or waiver that is subject to this Section 14.

15. Miscellaneous. This Investment Commitment Letter: (a) supersedes all prior discussions, agreements, commitments, arrangements, negotiations or understandings, whether oral or written, of the Parties with respect to the subject matter hereof; (b) shall not be assignable by the GateHouse Parties without the prior written consent of Plan Sponsor (and any purported assignment without such consent shall be null and void); (c) shall not be assignable by Plan Sponsor except to its affiliates, successors or designees as may be reasonably acceptable to the GateHouse Parties; and (d) is intended to be solely for the benefit of the GateHouse Parties and Plan Sponsor and is not intended to confer any benefits upon, or create any rights in favor of, any person other than the GateHouse Parties and Plan Sponsor.

16. Counterparts. This Investment Commitment Letter may be executed in any number of counterparts, each of which shall be an original, and all of which, when taken together, shall constitute one agreement. Delivery of an executed signature page of this Investment Commitment Letter by facsimile transmission or electronic mail in portable document format (pdf) shall be effective as delivery of a manually executed counterpart hereof.

17. Headings. The headings in this Investment Commitment Letter are for reference purposes only and shall not in any way affect the meaning or interpretation of this Investment Commitment Letter.

18. Automatic Stay. Each of the GateHouse Parties acknowledges that the giving of notice of termination by any Party pursuant to this Investment Commitment Letter shall not be a violation of the automatic stay of section 362 of the Bankruptcy Code.

[Remainder of Page Intentionally Left Blank]

If the foregoing correctly sets forth our agreement, please indicate your acceptance of the terms hereof by returning to us executed counterparts hereof not later than September 3, 2013.

Very truly yours,

NEWCASTLE INVESTMENT CORP.

By:	/s/ Kenneth Riis
Name:	Kenneth Riis
Title:	Chief Executive Officer

Agreed and accepted on this 3rd day of September, 2013:

GATEHOUSE MEDIA, INC., a Delaware corporation

By:	/s/ Michael E. Reed
Name:	Michael E. Reed
Title:	Chief Executive Officer

GATEHOUSE MEDIA INTERMEDIATE HOLDCO, INC., a Delaware corporation

By:	/s/ Michael E. Reed
Name:	Michael E. Reed
Title:	Chief Executive Officer

GATEHOUSE MEDIA HOLDCO, INC., a Delaware corporation

By:	/s/ Michael E. Reed
Name:	Michael E. Reed
Title:	Chief Executive Officer

GATEHOUSE MEDIA OPERATING, INC., a Delaware corporation

By:	/s/ Michael E. Reed
Name:	Michael E. Reed
Title:	Chief Executive Officer

GATEHOUSE MEDIA MASSACHUSETTS I, INC., a Delaware corporation

By:	/s/ Michael E. Reed
Name:	Michael E. Reed
Title:	Chief Executive Officer

GATEHOUSE MEDIA MASSACHUSETTS II, INC., a Delaware corporation

By:	/s/ Michael E. Reed
Name:	Michael E. Reed
Title:	Chief Executive Officer

ENHE ACQUISITION, LLC, a Delaware limited liability company

By:	/s/ Michael E. Reed
Name:	Michael E. Reed
Title:	Chief Executive Officer

GATEHOUSE MEDIA DIRECTORIES HOLDINGS, INC., a Delaware corporation

By:	/s/ Michael E. Reed
Name:	Michael E. Reed
Title:	Chief Executive Officer

GATEHOUSE MEDIA VENTURES, INC., a Delaware corporation

By:	/s/ Michael E. Reed
Name:	Michael E. Reed
Title:	Chief Executive Officer

GATEHOUSE MEDIA ARKANSAS HOLDINGS, INC., a Delaware corporation

By:	/s/ Michael E. Reed
Name:	Michael E. Reed
Title:	Chief Executive Officer

GATEHOUSE MEDIA CALIFORNIA HOLDINGS, INC., a Delaware corporation

By:	/s/ Michael E. Reed
Name:	Michael E. Reed
Title:	Chief Executive Officer

GATEHOUSE MEDIA COLORADO HOLDINGS, INC., a Delaware corporation

By:	/s/ Michael E. Reed
Name:	Michael E. Reed
Title:	Chief Executive Officer

GATEHOUSE MEDIA CORNING HOLDINGS, INC., a Nevada corporation

By:	/s/ Michael E. Reed
Name:	Michael E. Reed
Title:	Chief Executive Officer

GATEHOUSE MEDIA FREEPORT HOLDINGS, INC., a Delaware corporation

By:	/s/ Michael E. Reed
Name:	Michael E. Reed
Title:	Chief Executive Officer

GATEHOUSE MEDIA ILLINOIS HOLDINGS, INC., a Delaware corporation

By:	/s/ Michael E. Reed
Name:	Michael E. Reed
Title:	Chief Executive Officer

GATEHOUSE MEDIA IOWA HOLDINGS, INC., a Delaware corporation

By:	/s/ Michael E. Reed
Name:	Michael E. Reed
Title:	Chief Executive Officer

GATEHOUSE MEDIA KANSAS HOLDINGS, INC., a Delaware corporation

By:	/s/ Michael E. Reed
Name:	Michael E. Reed
Title:	Chief Executive Officer

GATEHOUSE MEDIA LANSING PRINTING, INC., a Delaware corporation

By:	/s/ Michael E. Reed
Name:	Michael E. Reed
Title:	Chief Executive Officer

GATEHOUSE MEDIA LOUISIANA HOLDINGS, INC., a Delaware corporation

By:	/s/ Michael E. Reed
Name:	Michael E. Reed
Title:	Chief Executive Officer

GATEHOUSE MEDIA MANAGEMENT SERVICES, INC., a Delaware corporation

By:	/s/ Michael E. Reed
Name:	Michael E. Reed
Title:	Chief Executive Officer

GATEHOUSE MEDIA MICHIGAN HOLDINGS, INC., a Delaware corporation

By:	/s/ Michael E. Reed
Name:	Michael E. Reed
Title:	Chief Executive Officer

GATEHOUSE MEDIA MINNESOTA HOLDINGS, INC., a Delaware corporation

By:	/s/ Michael E. Reed
Name:	Michael E. Reed
Title:	Chief Executive Officer

GATEHOUSE MEDIA MISSOURI HOLDINGS, INC., a Delaware corporation

By:	/s/ Michael E. Reed
Name:	Michael E. Reed
Title:	Chief Executive Officer

GATEHOUSE MEDIA NEBRASKA HOLDINGS, INC., a Delaware corporation

By:	/s/ Michael E. Reed
Name:	Michael E. Reed
Title:	Chief Executive Officer

GATEHOUSE MEDIA NEVADA HOLDINGS, INC., a Delaware corporation

By:	/s/ Michael E. Reed
Name:	Michael E. Reed
Title:	Chief Executive Officer

GATEHOUSE MEDIA NEW YORK HOLDINGS, INC., a Delaware corporation

By:	/s/ Michael E. Reed
Name:	Michael E. Reed
Title:	Chief Executive Officer

GATEHOUSE MEDIA NORTH DAKOTA HOLDINGS, INC., a Delaware corporation

By:	/s/ Michael E. Reed
Name:	Michael E. Reed
Title:	Chief Executive Officer

GATEHOUSE MEDIA PENNSYLVANIA HOLDINGS, INC., a Delaware corporation

By:	/s/ Michael E. Reed
Name:	Michael E. Reed
Title:	Chief Executive Officer

GATEHOUSE MEDIA SUBURBAN NEWSPAPERS, INC., a Delaware corporation

By:	/s/ Michael E. Reed
Name:	Michael E. Reed
Title:	Chief Executive Officer

LIBERTY SMC, L.L.C., a Delaware limited liability company

By:	/s/ Michael E. Reed
Name:	Michael E. Reed
Title:	Chief Executive Officer

MINERAL DAILY NEWS TRIBUNE, INC., a West Virginia corporation

By:	/s/ Michael E. Reed
Name:	Michael E. Reed
Title:	Chief Executive Officer

NEWS LEADER, INC., a Louisiana corporation

By:	/s/ Michael E. Reed
Name:	Michael E. Reed
Title:	Chief Executive Officer

TERRY NEWSPAPERS, INC., an Iowa corporation

By:	/s/ Michael E. Reed
Name:	Michael E. Reed
Title:	Chief Executive Officer

ENTERPRISE NEWSMEDIA HOLDING, LLC, a Delaware limited liability company

By:	/s/ Michael E. Reed
Name:	Michael E. Reed
Title:	Chief Executive Officer

ENTERPRISE NEWSMEDIA, LLC, a Delaware limited liability company

By:	/s/ Michael E. Reed
Name:	Michael E. Reed
Title:	Chief Executive Officer

LRT FOUR HUNDRED, LLC, a Delaware limited liability company

By:	/s/ Michael E. Reed
Name:	Michael E. Reed
Title:	Chief Executive Officer

GEORGE W. PRESCOTT PUBLISHING COMPANY, LLC, a Delaware limited liability company

By:	/s/ Michael E. Reed
Name:	Michael E. Reed
Title:	Chief Executive Officer

LOW REALTY, LLC, a Delaware limited liability company

By:	/s/ Michael E. Reed
Name:	Michael E. Reed
Title:	Chief Executive Officer

ENTERPRISE PUBLISHING COMPANY, LLC, a Delaware limited liability company

By:	/s/ Michael E. Reed
Name:	Michael E. Reed
Title:	Chief Executive Officer

SUREWEST DIRECTORIES, a California corporation

By:	/s/ Michael E. Reed
Name:	Michael E. Reed
Title:	Chief Executive Officer

COPLEY OHIO NEWSPAPERS, INC., an Illinois corporation

By:	/s/ Michael E. Reed
Name:	Michael E. Reed
Title:	Chief Executive Officer

THE PEORIA JOURNAL STAR, INC., an Illinois corporation

By:	/s/ Michael E. Reed
Name:	Michael E. Reed
Title:	Chief Executive Officer

GATEHOUSE MEDIA CONNECTICUT HOLDINGS, INC., a Delaware corporation

By:	/s/ Michael E. Reed
Name:	Michael E. Reed
Title:	Chief Executive Officer

GATEHOUSE MEDIA DELAWARE HOLDINGS, INC., a Delaware corporation

By:	/s/ Michael E. Reed
Name:	Michael E. Reed
Title:	Chief Executive Officer

GATEHOUSE MEDIA FLORIDA HOLDINGS, INC., a Delaware corporation

By:	/s/ Michael E. Reed
Name:	Michael E. Reed
Title:	Chief Executive Officer

GATEHOUSE MEDIA ILLINOIS HOLDINGS II, INC., a Delaware corporation

By:	/s/ Michael E. Reed
Name:	Michael E. Reed
Title:	Chief Executive Officer

GATEHOUSE MEDIA KANSAS HOLDINGS II, INC., a Delaware corporation

By:	/s/ Michael E. Reed
Name:	Michael E. Reed
Title:	Chief Executive Officer

GATEHOUSE MEDIA MICHIGAN HOLDINGS II, INC., a Delaware corporation

By:	/s/ Michael E. Reed
Name:	Michael E. Reed
Title:	Chief Executive Officer

GATEHOUSE MEDIA MISSOURI HOLDINGS II, INC., a Delaware corporation

By:	/s/ Michael E. Reed
Name:	Michael E. Reed
Title:	Chief Executive Officer

GATEHOUSE MEDIA NEBRASKA HOLDINGS II, INC., a Delaware corporation

By:	/s/ Michael E. Reed
Name:	Michael E. Reed
Title:	Chief Executive Officer

GATEHOUSE MEDIA OHIO HOLDINGS, INC., a Delaware corporation

By:	/s/ Michael E. Reed
Name:	Michael E. Reed
Title:	Chief Executive Officer

GATEHOUSE MEDIA OKLAHOMA HOLDINGS, INC., a Delaware corporation

By:	/s/ Michael E. Reed
Name:	Michael E. Reed
Title:	Chief Executive Officer

GATEHOUSE MEDIA TENNESSEE HOLDINGS, INC., a Delaware corporation

By:	/s/ Michael E. Reed
Name:	Michael E. Reed
Title:	Chief Executive Officer